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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 1 to the Form 8-A filed on August 12, 2010)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be So Registered	Name of Exchange on which Each Class Is to Be Registered
Preferred Stock Purchase Rights	The NASDAQ Global Select Stock Market®

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Red Robin Gourmet Burgers, Inc. (the “Registrant”) hereby amends and supplements its registration statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2010 (the “Registration Statement”) as follows:

Item 1.                    Description of Registrant’s Securities to be Registered

Item 1 of the Registration Statement is hereby amended by incorporating by reference into this registration statement on Form 8-A/A the content of Item 1.01 of the Registrant’s Current Report on Form 8-K, filed with the SEC on February 11, 2011. The Current Report on Form 8-K describes an amendment dated as of February 11, 2011 to the Rights Agreement dated as of August 11, 2010 between the Registrant and American Stock Transfer & Trust Company, LLC, as rights agent. A copy of such amendment is attached hereto as Exhibit 4.2 and is hereby incorporated by reference herein.

Item 2.                    Exhibits

Item 2 of the Registration Statement is hereby amended and supplemented by adding the following exhibits:

Exhibit No.	Description

3.2

Amended and Restated Certificate of Incorporation dated July 18, 2002 (incorporated herein by reference to Exhibit 3.1 to Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 dated July 16, 2002 (Registration No. 333-87044).

3.3

Certificate of Amendment of Amended and Restated Certificate of Incorporation dated June 12, 2003 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the fiscal quarter ended October 5, 2003).

3.4

Second Amendment to the Amended and Restated Certificate of Incorporation dated May 27, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 3, 2010).

3.5

Third Amended and Restated Bylaws dated February 24, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 25, 2010).

3.6

Amendment No. 1 to the Third Amended and Restated Bylaws dated May 27, 2010 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 3, 2010).

4.2	Amendment to the Rights Agreement, dated as of February 11, 2011, between Red Robin Gourmet Burgers, Inc. and American Stock Transfer &

Trust Company, LLC, as rights agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 11, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 11, 2011

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Annita M. Menogan
Annita M. Menogan
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1

Certificate of Designations, as filed with the Secretary of State of the State of Delaware on August 11, 2010 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 12, 2010).*

3.2

Amended and Restated Certificate of Incorporation dated July 18, 2002 (incorporated herein by reference to Exhibit 3.1 to Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 dated July 16, 2002 (Registration No. 333-87044).

3.3

Certificate of Amendment of Amended and Restated Certificate of Incorporation dated June 12, 2003 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the fiscal quarter ended October 5, 2003).

3.4

Second Amendment to the Amended and Restated Certificate of Incorporation dated May 27, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 3, 2010).

3.5

Third Amended and Restated Bylaws dated February 24, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 25, 2010).

3.6

Amendment No. 1 to the Third Amended and Restated Bylaws dated May 27, 2010 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 3, 2010).

4.1

Rights Agreement, dated August 11, 2010, between Red Robin Gourmet Burgers, Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 12, 2010).*

4.2

Amendment to the Rights Agreement, dated as of February 11, between Red Robin Gourmet Burgers, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 11, 2011).

*              Previously filed as an exhibit to the Form 8-A filed by Red Robin Gourmet Burgers, Inc. with the Securities and Exchange Commission on August 12, 2010.